                                                               EXHIBIT 10.10

All sections marked with two asterisks ("**") reflect portions which have been redacted. The unredacted exhibit has been filed separately with the Securities and Exchange Commission as part of a request for confidential treatment.


Private-Label/Supplier Agreement
Analog Scrambling Modules
                                   AGREEMENT

   THIS AGREEMENT made this 8th day of August, 1995 between Transcrypt International, having an office address at 4800 N.W. 1st Street, Lincoln, Nebraska 68521-9918 (herein called "Transcrypt"), and Motorola, Inc., by and through its Radio Products Americas Group, having an office at 8000 W. Sunrise Blvd., Plantation, Florida 33322 (herein called "Motorola").

                                   WITNESSETH

         WHEREAS, Motorola has prepared requirements and specifications for Motorola Private-labeled Analog scrambling modules (hereinafter the "Module(s)"); and

         WHEREAS, Transcrypt has well developed and proven expertise in the design, manufacture, production, sale and support of certain types of analog scrambling equipment; and

         WHEREAS, Motorola desires to have Transcrypt design, manufacture and produce exclusively for Motorola the said Modules; and

         WHEREAS, Transcrypt is willing to design, manufacture, produce and sell the Modules exclusively to Motorola for resale by Motorola.

         In consideration of the mutual promises and agreements herein contained and other valuable consideration, the parties mutually agree as follows:

         1. STATEMENT OF WORK. Transcrypt shall furnish all labor, materials, equipment, personnel, facilities and services to design and manufacture, the Modules, according to Motorola's requirements and specifications attached hereto as Exhibit A and made a part hereof, and according to the program schedule attached hereto as Exhibit B and made a part hereof. The Module shall be manufactured exclusively for Motorola. The Modules shall strictly comply to Motorola's requirements and specifications, and shall meet or exceed Motorola's Acceptance Criteria, which is attached hereto as Exhibit D and made a part hereof.

         2. PURCHASE ORDERS. Motorola shall issue purchase orders to Transcrypt for the Modules from time to time as needed by Motorola in lots of 100 or more Modules. Transcrypt shall fax acknowledgments of receipt of purchase orders within one (1) day after receipt. A scheduled ship date for the material being requested must be provided within fifteen (15) days after receipt of the

Private-Label/Supplier Agreement
Analog Scrambling Modules

purchase order. Transcrypt's failure to acknowledge will have no effect on the validity or binding nature of the purchase order as Transcrypt shall be conclusively presumed to have accepted all purchase orders which are issued pursuant to and in conformance with the terms of this Agreement. Only the terms and conditions contained in this document and in Motorola's standard purchase order form, current at the time of purchase, shall apply to the purchase of Modules pursuant to this Agreement. To the extent of any inconsistency or conflict between this document and the terms and conditions of such purchase order, this document shall control, Any terms and conditions contained in Seller's acknowledgment forms or elsewhere shall not change, alter or add to these terms and conditions in any way and shall be of no effect.

         3. TIMING AND QUANTITY. The timing and quantity, other than the minimum quantity, of each purchase of Modules by Motorola shall be as determined by Motorola. Motorola shall not be obligated to purchase the Modules exclusively from Transcrypt. Transcrypt will ship the Modules to Motorola only in response to purchase orders submitted by Motorola to Transcrypt. Module destination and delivery schedules shall be set forth in purchase orders issued to Transcrypt by Motorola.

         4. TERM. This Agreement shall commence as of the date hereof and continue in force for a period of three (3) years. Thereafter the term may be extended through the written agreement of both parties hereto.

         5. EXCLUSIVE AGREEMENT. During the term of this Agreement and any extension thereof, Transcrypt will design, manufacture, produce and sell exclusively to Motorola, the Modules, and any and all alterations and modifications thereto.

         6. PRODUCT CHANGES. Either party may from time to time suggest alterations or modifications in the design, materials, and specifications of the Modules for the purpose of improving performance capabilities, reliability, function or serviceability. However, no alteration or modification to the Modules shall be made unless mutually agreed in writing by both parties. If the change is due to the quality, performance, or material issue, and was the result of Transcrypt's design, the related cost will be Transcrypt's responsibility. If other changes are necessary, the responsibility for the cost thereof shall be mutually agreed to between the parties.

         7. MOTOROLA BRAND. Transcrypt agrees that it will, upon request from Motorola, mark the Modules purchased by Motorola with the trademark MOTOROLA in accordance with specifications as set by Motorola from time to time. If no request is made by Motorola, the Module shall bear no brand name

Private-Label/Supplier Agreement
Analog Scrambling Modules

or logo. No license, either express or implied, is intended by this Agreement for the use of a Motorola trademark in connection with other Transcrypt products. Except with respect to products specifically sold to Motorola, Transcrypt shall have no right to use the trademark MOTOROLA, the trade name "Motorola" or any other trademark owned by Motorola in the production, sale, lease or advertising of any of its products or on any product container, component, part, business forms, sales, advertising and promotional materials or other business supplies or materials, whether in writing, orally or otherwise.

         8. PRICE. Motorola shall pay Transcrypt for the Modules in accordance with the prices set forth on Exhibit C, attached hereto and made a part hereof. Pricing may be reviewed and adjusted on each anniversary date of this Agreement by mutual agreement of Motorola and Transcrypt. Upon the agreement of a new price, both parties shall execute an addendum to the Agreement stating the new prices for the then current year.

         9. WARRANTY. Transcrypt agrees that all Modules delivered hereunder, shall be free from defects in design, material and workmanship for a period of one (1) year from the date of shipment, and shall conform to all applicable specifications, requirements, and other descriptions specified by Motorola. Such warranty shall cover the cost of replacement parts and Transcrypt labor at no charge to Motorola or the Motorola customer/end user. Transcrypt agrees to fulfill its warranty obligations hereunder as follows:

         (a) Defective Modules must be returned to Transcrypt, 4800 N.W. lst Street, Lincoln, Nebraska 68521-9918.

         (b) Modules returned to Transcrypt are to be shipped best-way, freight prepaid by the shipper.

         (c) Transcrypt will promptly repair or replace, free of charge, any Modules which have failed or do not perform properly in normal use and operation or do not meet specifications. This warranty does not cover any Modules which have been subject to improper installation or operation, misuse, abuse, accident, neglect or damage, or if unauthorized alterations have been made.

         (d) Transcrypt will examine all products which are returned for repair or replacement under warranty. Upon receipt thereof, Transcrypt will determine if the product meets the above criteria for coverage under the warranty. If the product has been subjected to conditions which exclude coverage under the warranty, the shipper will be so advised. Tne shipper may then authorize paid repair service or other disposition of the product.

Private-Label/Supplier Agreement
Analog Scrambling Modules

         (e) Transcrypt will return all products under warranty UPS Second Day, freight prepaid, to the original shipper or the shipper's designee.

         (f) Motorola may elect to make its own warranties of the Modules to its end users or distributors but Transcrypt's warranty obligations shall be governed solely by this Agreement.

         THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL TRANSCRYPT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW.

         10. DISCONTINUE MANUFACTURING. In the event Transcrypt discontinues the manufacture of the Modules at the end of this Agreement, Transcrypt shall provide replacement parts and repair capabilities for a period of seven (7) years after termination of said Agreement, provided that Transcrypt has been the exclusive manufacturer and seller to Motorola of the Modules at said termination. Prices shall be mutually determined at the time of such discontinuance. Transcrypt shall provide Motorola with written notice sixty
(60) days prior to such discontinuance.

         11. PAYMENT. Payment terms shall be net thirty (30) days from receipt of invoice by Motorola.

         12. TAXES. All prices are exclusive of any amount for Federal, state or local excise, sales, use, retailers' occupation, property or similar taxes. If any such tax or taxes is or are determined to be applicable to any transaction hereunder or Transcrypt is required to pay or bear the burden thereof, the prices shall be increased by the amount of such taxes, and Motorola shall pay Transcrypt the full amount of any such increase no later than thirty (30) days after receipt of an invoice therefor. A request for exemption from any tax must be accompanied by a properly executed tax exemption certificate or resale exemption number.

         13. ACCEPTANCE. Transcrypt will perform performance tests in accordance with the test plan attached hereto in Exhibit D to determine whether the Modules strictly comply in all details to the specifications and the product requirements set forth in Exhibit A, and the testing requirements set forth in the Motorola test documents listed in Exhibit D. Transcrypt will submit historical and current test data to Motorola for review. The current test data will be submitted as soon as possible but in no event later than sixty (60) days from the date hereof. Motorola will promptly review such data and perform any tests it

Private-Label/Supplier Agreement
Analog Scrambling Modules

deems necessary and will notify Transcrypt within thirty (30) days thereof of its acceptance or rejection of the Modules. In the event Motorola rejects any test data, Transcrypt shall have sixty (60) days to correct any deficiencies. If after such sixty (60) day period, the problems have not been resolved to Motorola's satisfaction, Motorola shall have the option to either terminate this Agreement or accept the units of Modules as provided with Transcrypt's plan for compliance with the specifications.

         14.     CONFIDENTIAL INFORMATION.  The parties further agree as
                 follows: (a)      "Confidential Information" is defined as any
                 device, graphics, written information or information in other tangible forms that is disclosed to the receiving party by the disclosing party and that is marked at the time of disclosure as being "Confidential" or "Proprietary". Information disclosed orally or visually and identified at that time as Confidential shall be considered as "Confidential Information" if it is reduced to tangible form, marked Confidential and transmitted to the receiving party within thirty (30) days after the oral or visual disclosure.

                 (b) Unless otherwise expressly authorized by the disclosing party, the receiving party agrees to retain the "Confidential Information" in confidence for the "Confidential Period" defined below, during which period the receiving party shall not disclose the received "Confidential Information" to any third party, and shall not use the received "Confidential Information" other than in the manner and to the extent authorized by this Agreement. The "Confidential Period" shall mean two (2) years from the expiration or termination of this Agreement or until such time as the information no longer qualifies as "Confidential Information" pursuant to Paragraph
                 (d).

                 (c) Each party shall use its best efforts to limit dissemination of the other's "Confidential Information" to such of its employees who have a need to know for the purposes of performing this Agreement.

                 (d) Notwithstanding any other provisions of this Agreement, each party acknowledges that "Confidential Information" shall not include any information which:

                          (1) Is or becomes publicly known through no wrongful act on the receiving party's part; or

                          (2) Is, at the time of the disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or

Private-Label/Supplier Agreement
Analog Scrambling Modules

                          (3) Is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party's possession without any obligation restricting disclosure; or

                          (4) Is independently developed by the receiving party without breach of this Agreement; or

                          (5)     Is furnished to a third party by the
                                  disclosing party without a similar
                                  restriction on the third party's rights; or

                          (6) Is explicitly approved for release by written authorization of the disclosing party.

                 (e) Each party agrees to return to the disclosing party upon request, the devices, graphics, writings and information in other tangible forms containing any of the "Confidential Information" referred to in Paragraph (a) and any copies of "Confidential Information".

                 (f) No license, express or implied, in the "Confidential Information" is granted to either party other than to use the information in the manner and to the extent authorized by this Agreement.

                 (g) The receiving party acknowledges that it is not prohibited by the Office Of Export Administration for the US Department of Commerce from receiving technical information, know-how, data or other information and the receiving party agrees not to export such information, or products incorporating it, to any prohibited country. It should be noted the modules described in Exhibit A require an export license from the US State Department, and may not be exported without approval from the US State Department, Office of Munitions Control.

                 (h) Notwithstanding the foregoing, in the event it becomes necessary for Transcrypt to disclose the specifications for the Module in order to develop the Module, then Transcrypt may disclose said specifications to the extent necessary to develop the Module provided, however, Transcrypt shall not (to the extent possible) reveal that Motorola was the source of said specifications.

         15. BACKGROUND PATENTS. Transcrypt and Transcrypt affiliates agree not to assert any rights under any patent, copyright, trademark or any claim of trade secret generated as a result of co-developed products, which will or might inhibit,

Private-Label/Supplier Agreement
Analog Scrambling Modules

prevent, or otherwise interfere with Motorola's ability to make, use, or sell, or have made, or have sold, or cause to be sold, the co-developed products.

         16. INTELLECTUAL PROPERTY RIGHTS. Transcrypt and Motorola agree to maintain their respective ownership of all patents, copyrights and intellectual property. Transcrypt and Motorola hereby agree to separately defend any claims regarding Intellectual property rights and product warranty issues. Each party will defend their separate claims at their own expense.

         In the event Transcrypt defaults on the contract as specified herein, Motorola reserves the rights to buy the modules for a period of seven years. If Transcrypt is unable to comply with this (i.e., ceases to be in business), Motorola reserves the right to license and access the technology, at a reasonable fee, for the purpose of module production.

         17. SUPPORT ARRANGEMENTS. In consideration of the prices payable hereunder and other covenants of Motorola herein, Transcrypt agrees to provide Motorola a reasonable level of support services with respect to the repair and sale of the Modules, consulting services and technical advice on field equipment problems. These services shall be provided by Transcrypt at no additional charge. However, if Transcrypt intends to impose a charge for said services, Transcrypt will notify Motorola in writing of the reason for assessing such charges, and the amount thereof [at least sixty (60) days] prior to the effective date of such [charges] services. Such services shall be performed with reasonable notice and upon reasonable request by Motorola and shall be made available at mutually satisfactory times and places.

         18. LITERATURE. Transcrypt will supply reasonable quantities of technical manuals and other technical materials pertinent to the Module. This includes source material for generating marketing material as it pertains to analog scrambling and their use in analog radio systems. Motorola, at its expense or under a separate cooperative advertising agreement with Transcrypt, will prepare normal, internal sales promotion, advertising and other printed media pertaining to the Modules. Motorola will also prepare, at no charge to Transcrypt, compatible, internal sales price schedules for the Modules. In order to assist Transcrypt in providing the highest quality support under Paragraph 17 Motorola agrees at its discretion, to provide Transcrypt with copies of literature that is generated by Motorola relative to the Modules.

         19. F.O.B. All products shall be sold and delivered by Transcrypt F.O.B. Transcrypt's plant, Lincoln, Nebraska. Motorola agrees to pay transportation and shipping charges from the F.O.B. point to destination. The risk of loss of all products

Private-Label/Supplier Agreement
Analog Scrambling Modules

is on Motorola when the products are delivered to the carrier. The choice of carrier is up to Motorola, but if no carrier is specified, Transcrypt will ship the best way.

         20. DEFAULT. Motorola may terminate this Agreement without any liability hereunder upon written notice to Transcrypt, in the event Transcrypt fails to perform or comply, or so fails to make progress as to endanger performance or compliance with any provisions of this Agreement, including Transcrypt's warranties. No termination by Motorola for default or breach shall be effective unless and until Transcrypt shall have failed to correct such alleged default or breach within thirty (30) days after receipt by Transcrypt of a written notice specifying such default. Notwithstanding the above provisions of this paragraph, Transcrypt shall not be liable for delays or defaults due to causes beyond its control and without its fault or negligence if Transcrypt promptly notifies Motorola advising of such delay and its cause.

         21. TERMINATION. Either party, by written notice, may terminate this Agreement at its convenience. Such termination to be effective sixty (60) days after written notice is received by the defaulting party. In the event of termination of this Agreement by Motorola, pursuant to this Paragraph, Motorola agrees to purchase any and all module material which is imprinted or otherwise marked with the trademark MOTOROLA, or if such material has been contracted for but not delivered, Motorola shall reimburse Transcrypt for any cancellation charge assessed against Transcrypt for the cancellation of any such material. In addition, should such cancellation for Motorola's convenience, Motorola shall also be liable for [up to a one hundred and eighty (180) day supply of any unique (unique to the extent the components cannot be used by Transcrypt in future production requirements) component cancellation and/or assessment charge made against Transcrypt as quantity price restructuring for unique components already delivered to Transcrypt. Such reimbursement of assessment by suppliers of imprinted or marked materials and unique components against Transcrypt shall be the total liability of Motorola in the event of termination of this Agreement by Motorola, pursuant to this Paragraph. Termination of this Agreement pursuant to this Paragraph shall not, however, release or relieve either party from making payment or fulfilling obligations which may be owing to the other party under the terms of this Agreement prior to the date of termination.

         After receipt of a notice of termination by Motorola, pursuant to this Paragraph Transcrypt shall submit to Motorola its termination claim. Such claim shall be submitted promptly, but no later than ninety (90) days after the effective date of termination.

         Transcrypt agrees that Motorola shall have a period of sixty (60) days after receipt of Transcrypt's claim for reimbursement pursuant to this Paragraph 21, to

Private-Label/Supplier Agreement
Analog Scrambling Modules

inspect and audit all books and records at Transcrypt office at 4800 N.W. lst Street, Lincoln, Nebraska 68521-9918, at all reasonable times during normal business hours Monday through Friday, pertaining to such claim.

         Upon payment by Motorola to Transcrypt for any materials imprinted or marked with the name Motorola and any unique components, Transcrypt shall promptly turn over to Motorola all such materials and unique components.

         In the event of termination of this Agreement by Transcrypt pursuant to this Paragraph, and the inability of Motorola to locate within a reasonable time thereafter, another supplier of the Modules, Transcrypt agrees to reimburse Motorola for all unused sales promotion, advertising and other printed media material pertaining to the Modules which Motorola has on hand at the time of such cancellation by Transcrypt.

Upon payment by Transcrypt to Motorola for all such sales literature, Motorola will promptly turn over to Transcrypt all such material.

         22. Force Majeure. If the performance of one of the parties hereto is suspended by reason of Force Majeure, that party shall immediately notify the other party in writing of the event, its cause and possible consequences. Upon such notice, both parties may suspend performance of all or part of its obligations, to the extent commercially reasonable, except for the obligation to pay amounts due and owing but only to the extent and only for so long as its performance is prevented by the event of Force Majeure. In the event the Force Majeure prevents performance for more than ninety (90), or greater number of days if mutually agreed to in writing by the parties hereto within thirty (30) days after the written notice of Force Majeure is issued, either party may terminate this Agreement on written notice to the other without any liability hereunder, except the obligation to make payments that are due to such date and those contained in Paragraph 14 herein.

         23. TOOLING. Transcrypt retains rights and ownership to all tooling incurred by Transcrypt

         24. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and sent United States registered or certified mail, return receipt requested, or overnight mail, postage prepaid as follows:

Private-Label/Supplier Agreement
Analog Scrambling Modules

         If to Motorola:

         Motorola, Attention: Brian Holmes, 8000 W. Sunrise Blvd., Plantation, FL 33322

         If to Transcrypt:

         Transcrypt International, Attention: Rob Kloefkorn, 4800 N.W. lst Street, Lincoln, Nebraska 68521-9918.

         Any party by notice given in conformity with the above provisions may change the name and addresses above set forth.

         25. OPTION TO RENEW. Any option to extend the term of this Agreement as hereinafter in this Agreement granted to Motorola, may be exercised by Motorola by giving Transcrypt notice, in writing, at least thirty
(30) days prior to the end of the initial term or any renewal term. Such notice shall be sent in accordance with Paragraph above.

         26. RENEWAL TERM. Transcrypt hereby grants to Motorola successive options to extend the term of this Agreement for additional periods. Each such option may be exercised only if all preceding options have been exercised, i.e.:

         First option for a period of one (1) year

         Second option for a period of one (1) year

         The exercise of each such option by Motorola shall extend the term of this Agreement for the period indicated upon all the terms and conditions of this Agreement.

         27. RELATIONSHIP. This Agreement does not constitute an agreement of partnership, agency or joint venture between Motorola and Transcrypt, the sole relationship being that of independent supplier and purchaser under which neither is authorized to bind the other.

         28. ENTIRE AGREEMENT. This Agreement constitutes the entire and final expression of the agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations, offers, discussions, arrangements, promises, representations, agreements and understandings of the parties in connection therewith.

         29. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by, the laws of the State of Florida.

Private-Label/Supplier Agreement
Analog Scrambling Modules

         30. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         31. ASSIGNMENT. Neither party hereto shall assign this Agreement without the written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns.

         32. MODIFICATIONS. No revision or modification of this Agreement shall be effective unless it is in writing and signed by authorized representatives of the parties.

         33. WAIVER. Failure or delay on the part of either party to exercise any right, power, privilege or remedy hereunder shall not constitute a waiver thereof. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

         34. MINIMUM PURCHASE OBLIGATION. For consideration of Transcrypt's agreement to sell exclusively to Motorola, notwithstanding anything else contained in this agreement, Motorola agrees to purchase a minimum of ** modules (in any combination) during an 18 month period beginning with the HT 1000 and GP350 socketed product launches. Expected product launch dates are included in the program schedule attached hereto as Exhibit B and made a part hereof. This date can be changed by mutual agreement. A minimum initial order of ** modules will be placed to meet the ship date requirements currently scheduled. The ** modules are broken down as ** modules for the HT1000, (scheduled for October
1995), and ** modules for the GP350, (currently scheduled for no later than the 4th quarter of 1995). Exact scheduling of the shipments to be determined.

         35. USE OF TRANSCRYPT INTERNATIONAL TRADEMARKS. Transcrypt licenses Motorola to use the Trademarks Transcrypt, Cypto-Voice-Plus (CVP) and SC20-460 in Motorola's Sales and Marketing literature which pertains to the marketing of the said modules in this agreement. The context in which these Trademarks are used must be approved by Transcrypt prior to the release of such material.

         36. TRANSCRYPT'S RIGHT TO MOTOROLA's DISTRIBUTION CHANNEL. This agreement does not give Transcrypt any right to information on Motorola's distribution channel, or exclusive right to provide modules for Motorola's distribution channel.

         All sections marked with two asterisks ("**") reflect portions which have been redacted and filed separately with the Securities and Exchange Commission as part of a request for confidential treatment.

Private-Label/Supplier Agreement
Analog Scrambling Modules

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in two counterparts on the date first above-mentioned.


MOTOROLA.

Signature:  BRIAN HOLMES
          -----------------------------
Title:    Brian Holmes
          Director - Low Mid Tier Conventional Products
          Radio Products America's Group
          Motorola, Inc.

Date:     August 8, 1996
          -----------------------------

TRANSCRYPT INTERNATIONAL

Signature:  JEFFERY L. FULLER
          -----------------------------
Title:    Jeffery L. Fuller
          President and C.O.O.
          Transcrypt International

Date:     August 8, 1995
          -----------------------------

Private-Label/Supplier Agreement
Analog Scrambling Modules

                                   EXHIBIT A
                              PRODUCT DESCRIPTION

Private-Label/Supplier Agreement
Analog Scrambling Modules

                              PRODUCT DESCRIPTION

PRODUCT DESCRIPTION: HT 1000 & GP350 HOPPING CODE ANALOG SCRAMBLER

                                                          HT 1000 Scrambler                         GP350 Scrambler
              Number of Codes                                  >100 Trillion                            >100 Trillion
              Scramble Method                                Hopping Code                             Hopping Code
              Install Method                                     Plug-In                                   Plug-In
              Manufacturer                            Transcrypt for Motorola                  Transcrypt for Motorola
              Distributor                               Motorola 2-Way Dealers                   Motorola 2-Way Dealers
              Over Air ReKeying                                     Yes                                      Yes
              Connector Configuration                             25 Pin                                   15 Pin
              Pre-Alert Tone                         Yes (Programmable On/Off)                Yes (Programmable On/Off)
              On/Off Selection                       A.  Single Button Toggle                 A. Single Button Toggle
              Alternatives                           B.  Three Position Switch

C.                                                   C.  Emergency Button
D.                                                   D.  Concentric Switch (kit)
              Audio On/Off                           Yes (Programmable On/Off)                Yes (Programmable On/Off)
              Visual On/Off                          A.  LED Flash (Prog On/Off)              A. LED Flash (Prog On/Off)
                                                     B.  3 Pos. Switch Setting                (Front       Cover         LED
                                                     C.  Concentric Switch (kit)              Optional)

              Transcrypt Part                                  M020-460-01                               M020-460-03
              Number
              Distribution Center                    Plantation, Florida                      Mt. Pleasant, Iowa
                                                     Schaumburg, Illinois (APD)               Schaumburg, Illinois (APD)
              Functionality Kits                     Concentric Switch Front
              Available                                Cover (Std.)
                                                     Concentric Switch Front
                                                       Cover (DTMF)
              Radio Incompatibility                            None                           Radios with DTMF Inst

The analog scrambler module will be designed as a plug-in module for either the GP350 or HT1000 portable. The GP350 will accommodate a 15 pin option board interface, while the HT1000 will have a 25 pin interface.

Scrambler module programming will be accomplished using the existing radio interface box (RIB) and GP350/HT1000 programming cables.

The scrambler software will be supplied by Transcrypt for distribution by Motorola. A separate copy of programming software will be developed for the HT1000 and GP350 radio. This programming software will be a DOS based program designed to operate on PC compatible computers. All additional Motorola products that use the M020-460-01 or M020-460-03 scrambling modules will have scrambling programming software supplied by Transcrypt for distribution by Motorola. This transaction will be detailed in a separate supplier agreement.

Private-Label/Supplier Agreement
Analog Scrambling Modules

Both the HT1000 and GP350 scramblers will be compatible with Transcrypt's analog encryption algorithm found on SC20-460 series of scramblers on the market today.

The scramblers will use Transcrypt Flashcall signaling. This signaling is used for synchronization of the scramblers, and also provides Over- The-Air (OTAR) reprogramming capabilities.

Private-Label/Supplier Agreement
Analog Scrambling Modules

                                   EXHIBIT B
                                PROGRAM SCHEDULE

Private-Label/Supplier Agreement
Analog Scrambling Modules

                                                 Program Schedule
                                                 ----------------
                                HT                              GP
                               GOAL                            GOAL                            Responsible
                               ----                            ----                            -----------
Full  Staffing                3/20/95     Completed           5/08/95     Completed            Schukai

Concept Design Review         4/18/95     Completed           4/18/95     Completed            Schukai/
                                                                                               Transcrypt

Contract Book Complete        4/30/95                         4/30/95                          Milner/
                                                                                               Schukai

Schematic Updated             5/05/95     Completed           6/03/95     Completed            Lorenzo/
                                                                                               Schaefer

Board Layout Complete         5/12/95     Completed           6/09/95     Completed            Albertson

Transcrypt to Receive         6/17/95     Completed           6/17/95     Completed            Lorenzo/
Alpha Radios to test                                                                           Schaefer

Transcrypt to Supply          6/20/95     Completed           9/23/95                          Transcrypt
Alpha Scramblers

Alpha Scrambler RSS to        7/04/95     Completed           9/23/95                          Transcrypt
Motorola

Alpha Radio Electrical        6/30/95     Completed           9/30/95                          Lorenzo/
Eval                                                                                           Schaefer
/Sign off Alpha
Scramblers
Pilot Radio Build (50)        8/11/95                        10/07/95                          Lorenzo/
                                                                                               Bond

Beta Scramblers to Mot.       8/02/95     Completed          10/17/95                          Transcrypt

Alpha RSS Approval            8/4/95      Completed          10/17/95                          Lorenzo/Sch
                                                                                               kai/Schaefei
Final RSS to Motorola         9/01/95                        11/11/95                          Transcrypt

Beta Mechanical               9/08/95                        11/18/95                          Kline/
Evaluation                                                                                     Gilmore
System Radio                  9/08/95                        11/30/95                          Lorenzo/Sch
Evaluation                                                                                     kai/Schaefer

Ship Acceptance              10/27/95                        11/30/95                          Schukai

Private-Label/Supplier Agreement
Analog Scrambling Modules

                                   EXHIBIT C
                               PRODUCT QUOTATION

Private-Label/Supplier Agreement
Analog Scrambling Modules

                               PRODUCT QUOTATION

PRODUCTS                                      PRICE PER UNIT
Analog Scrambling Module - 25 pin
M020-460-01    for HT 1000 Portable Radio            **

Analog Scrambling Module - 15 pin
M020-460-03    for GP 350 Portable Radio             **

Private-Label/Supplier Agreement
Analog Scrambling Modules

                                   EXHIBIT D
                               PRODUCT TEST PLAN

Private-Label/Supplier Agreement
Analog Scrambling Modules

                               PRODUCT TEST PLAN

TESTING
The quality and reliability tests for the new radio boards are as follows:

         * Electrical performance
         * Static Discharge
         * Vibration (MIL Standard 810E Random Vibration)
         * Salt spray
         * Dust
         * Humidity (MIL Standard 810E)
         * Shock (MIL Standard 810E)
         * Drop (4 foot concrete per internal ALT standards)

Field testing will include approximately 900 hours of beta-site testing with selected dealers and customers.

Transcrypt will test for compatibility with SC20-460 CVP III scrambling algorithm.